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                           LEASE AMENDMENT NUMBER ONE
                  BETWEEN TRANSCO TOWER, LIMITED, "LESSOR" AND
                      METRO TRAFFIC CONTROL, INC., "LESSEE"
                             DATED OCTOBER 19, 1988

THE STATE OF TEXAS   ss.

COUNTY OF HARRIS     ss.

     WHEREAS, TRANSCO TOWER, LIMITED, hereinafter called "Lessor", and METRO TRAFFIC CONTROL, INC., hereinafter called "Lessee", entered into a Lease Agreement dated April 18, 1988, covering approximately seven hundred seventy-two
(772) square feet of Net Rentable Area located on Level 52 in Transco Tower at 2800 Post Oak Boulevard, Houston, Texas 77056; and

     WHEREAS, Lessor and Lessee mutually desire to amend said Lease Agreement as set forth below:

     NOW, THEREFORE, Lessor and Lessee do hereby amend said Lease Agreement as follows:

1. The terms used herein shall have the same meanings as defined in the Lease, unless otherwise defined herein, and all terms defined herein are hereby incorporated into the Lease for all pertinent purposes, unless otherwise stated.

2. The term of the Lease as stated in Article II, Paragraph 1. (a) of the Lease is hereby amended to continue in force for a term of nine (9) years nine (9) months and fourteen (14) days beginning on the 1st day of November, 1988 and ending on the 14th day of August, 1998.

3. The Base Rental stated in Article II, Paragraph 3 is hereby increased for years 1 thru 5 from $7,720.00 per year to $8,521.00 per year and for years 6 thru 10 from $11,580.00 per year to $12,381.00 per year. The purpose for the increased Base Rental is to amortize at an annual percentage rate of ten percent (10%) $5,000.00 attributable to the cost of a fan coil unit installed in the Leased Premises.

4. Except as expressly amended by the First Amendment, the Lease shall continue in full force and effect.
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     EXCEPT as hereby expressly amended, Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of said Lease Agreement.

     WITNESS the execution here this ____ day of ____________________, 19__.

TRANSCO TOWER, LIMITED                  METRO TRAFFIC CONTROL, INC.

By: Post Oak/Alabama, General Partner
By: Post Oak Associates II, Ltd.,
    General Partner
By: Gerald D. Hines Interests, Ltd.
    General Partner
By: Hines Consolidated Investments, Inc.,
    General Partner

By: /s/ Louis S. Sklar                   By: /s/ Greg F. Walsh, III
    ------------------------------           ------------------------------
    Louis S. Sklar, Vice President

               LESSOR                                   LESSEE